Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine
614-726-4775
joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659
scott.davidson@quest.com

QUEST SOFTWARE PROVIDES STOCK OPTION INVESTIGATION AND RESTATEMENT

UPDATE

ALISO VIEJO, Calif., September 17, 2007 – Quest Software, Inc. (Nasdaq: QSFT) today reported an update on the results of its stock option investigation and the related restatement of its historical financial results. The company also announced certain preliminary unaudited financial results. As previously announced, Quest has determined that it will restate its financial results for periods through March 31, 2006 to account for findings of an investigation into the company’s stock option grant practices conducted by an independent Special Committee. The company has now completed its review of the Special Committee’s findings and has determined the resulting stock option-related accounting adjustments. Quest has also identified additional accounting errors and expects to record the adjustments required to correct those errors as part of the pending restatement.

Stock Option Investigation

To correct past accounting for stock options through the period ended March 31, 2006, the company expects to record $143.0 million of pre-tax adjustments to expenses and other items relating to stock option issues from 1999 through March 31, 2006, including $137.7 million (or approximately 96% of this total) related to stock-based compensation expense arising from corrections to accounting measurement dates for stock option grants. The remaining adjustments arise from stock option modifications, repricings of stock option grants and other errors in accounting for stock option transactions with our employees and consultants. Additional information concerning the stock option investigation, the stock option-related accounting adjustments and the remediation efforts we have undertaken will be included in the company’s reports when filed with the Securities and Exchange Commission (“SEC”).

Other Accounting Adjustments

The company has determined that additional errors in its historical financial statements require correction in the pending restatement. Based upon extensive reviews of over 100,000 software license and service transactions over the restatement period, the company identified transactions in which software revenue recognition rules and policies were incorrectly or inconsistently applied. The company has also determined that it should have recorded intangible asset impairment charges relating to certain acquired software products when they were discontinued rather than continuing ratable amortization over that asset’s remaining estimated useful life. Finally, the company has identified certain other errors affecting the amount of other income (expense), net recorded in prior periods. Most of these errors involve timing adjustments that eventually offset each other within the periods covered by the restatement or over the terms of the underlying customer contracts. The adjustments also include certain errors that were not previously recorded because in each case, and in the aggregate, the underlying errors were not considered by management to be material to our consolidated financial statements. All these other accounting adjustments will not materially impact the company’s current or prior years’ liquidity or cash flow or the company’s total cumulative revenue or operating income. There is no indication of accounting improprieties or misconduct associated with these additional accounting adjustments.

Subject to the qualifications set forth below, Quest currently anticipates the following accounting impacts from these other accounting adjustments identified and analyzed through the date of this announcement:

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Total revenue for each annual period covered by the restatement is expected to be adjusted by an amount that is less than 1.2% of the amount previously reported for that annual period, with total revenue expected to slightly decrease in 2000, 2001 and 2005 and slightly increase in 2002, 2003 and 2004.

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The adjustments to revenue for the quarterly periods in 2005 and the first quarter of 2006 will vary, with the adjustments expected to increase revenue in the first quarter of 2006 and slightly reduce revenue in each of the 2005 quarterly periods. The largest percentage reductions in quarterly revenue in these periods are expected to be in the second and fourth quarters of 2005, with expected reductions of approximately 1.4%. All other quarterly revenue changes are expected to be 1.4% or less of the amount previously reported.

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Adjustments to expense items and other income (expense), net for each annual period covered by the restatement, each of the quarterly periods in 2005, and in the first quarter of 2006 are expected to range from 0.1% to 0.5% of total revenues previously reported for each such period.

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Impacts to net income and earnings per share cannot be determined at this time, because the combined effects of the stock option adjustments and other accounting corrections to the company’s reported provisions for income tax for the affected periods is still in the process of being calculated.

While substantial progress has been made in completing the preparation of its restated financials, the company continues to evaluate issues which may require additional accounting adjustments in prior periods. Accordingly, Quest will not be in a position to file all required reports with the SEC until it has finished its internal accounting reviews and its independent auditors have completed their audit and rendered their report.

Recent Preliminary Operating Results

Quest is providing certain unaudited preliminary revenue and cash balance information as follows (in thousands):

As of and for the Three Months Ended
	Mar. 31, 2006	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	Mar. 31, 2007 (a)	June 30, 2007
Revenues:

Licenses	$66,412	$63,691	$67,319	$89,768	$73,376	$66,409

Services	62,774	65,396	68,465	73,966	75,353	76,715

Total Revenues	$129,186	$129,087	$135,784	$163,734	$148,729	$143,124

Cash, cash equivalents and marketable securities	$272,817	$290,940	$320,650	$390,160	$444,509	$423,582

(a)	Preliminary total revenues for the quarter ended March 31, 2007 includes an estimated $5.5 million of revenue as a result of a change to the company’s revenue recognition practices for certain large dollar reseller transactions. In 2006 and prior years, revenue from those transactions was deferred until the related reseller account receivable was collected. The modified practice of recognizing revenue at the time of sale has been implemented effective as of January 1, 2007 due to a change in circumstances involving improved cash collection histories with these resellers.

All financial results described in this release should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company has completed the restatement and filed its SEC reports.

Status of Proceedings with Nasdaq

Due to the stock option investigation, the resulting determination to restate prior period financial statements and the company’s internal accounting review, Quest has not filed its Quarterly Reports on Form 10-Q for the second and third 2006 quarters or the first and second 2007 quarters, and has not filed its Annual Report on Form 10-K for the year ended December 31, 2006. As previously disclosed, the Board of Directors of The Nasdaq Stock Market provided the company until September 17, 2007 to file all delinquent periodic reports necessary to regain compliance with Nasdaq’s filing requirements. The company will not be able to satisfy this requirement and recently provided Nasdaq an update of its progress toward achieving compliance. The company requested additional time in order to complete its internal accounting review and the restatement and file all delinquent reports.

On September 14, 2007, the company was advised of the Nasdaq Board’s decision that Quest should be given additional time to regain compliance. The Nasdaq Board has provided the company until November 14, 2007 to file all delinquent reports necessary to regain compliance. There can be no assurance that Nasdaq will provide the company with any additional time, if necessary, or that the company’s Common Stock will remain listed on the Nasdaq Global Select Market.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 50,000 customers worldwide meet higher expectations for enterprise IT. Quest Software can be found in offices around the globe and at www.quest.com.

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Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to the company’s preliminary unaudited financial results, the results of the stock option investigation, the status of the company’s internal review relating to additional errors in the historical financial statements and concerning the listing status and potential delisting of the company’s common stock from the Nasdaq Global Select Market. Words such as anticipates, expects, and preliminary and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the company’s current expectations. Forward-looking statements involve risks and uncertainties. The company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, those resulting from the conclusions of the Special Committee concerning matters relating to our historic stock option grants and related accounting; the ultimate determinations of the amounts and timing of stock-based compensation adjustments resulting from such conclusions as well as other potential adjustments that may result from our internal review of historical financial statements for the periods in question; our ability to meet the requirements of the Nasdaq Global Select Market for continued listing of our shares; our ability to file our delinquent periodic reports within the time frame permitted by Nasdaq; potential claims and proceedings relating to the foregoing matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax consequences or other implications for the company resulting from the accounting adjustments and other factors. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein except as required by law.

Web Links Referenced in this Release:

Quest Software, Inc. – www.quest.com